UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

Next Graphite, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-185278	90-0911609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

318 North Carson Street, Suite 208
Carson City, NV 89701 USA
 (Address of Principal Executive Offices)

Tel: (775) 883-0104
Fax: (775) 883-0340
(Registrant’s telephone number, including area code)

Zewar Jewellery, Inc.
 (Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective December 16, 2013, Next Graphite Inc. (the “Company”) amended its Articles of Incorporation to change its name from “Zewar Jewellery, Inc.” to “Next Graphite, Inc.” (the “Name Change”). In connection with the Name Change, the trading symbol of the Company became “ZWJWD” for 20 business days after the effectiveness of the Name Change and will be changed to a new symbol “GPNE” thereafter, which was approved by the Financial Industry Regulatory Authority effective on December 16, 2013.

ITEM 8.01 OTHER EVENTS

Effective December 16, 2013, a 7.8-for-1 forward stock split of the Company’s issued and outstanding common stock, par value $.0001 per share was implemented, which was approved by the Financial Industry Regulatory Authority effective on December 16, 2013 (the “Forward Split”). As a result of the Forward Split, 9,602,569 shares of common stock issued and outstanding immediately before the Forward Split increased automatically, and without any further action from the Company’s stockholders, to 74,900,039 shares of common stock. The authorized number and par value of common stock were unchanged.

The Company’s stockholders will be issued common stock certificates reflecting the Forward Split upon surrender of their existing stock certificates to the Company’s transfer agent: Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, FL 32725, Telephone: (813) 344-4490.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d)      The following exhibits are filed with this report:

Exhibit No.	Description
3.1	Certificate of Amendment of the Articles of Incorporation of the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2013	Next Graphite, Inc.

	By:	/s/ Charles C. Bream
Name: Charles C. Bream
Title: Chief Executive Officer

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